Registration Number 333-5318

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NETEGRITY, INC.
               (Exact name of issuer as specified in its charter)



        Delaware                                04-2911320
 (State of Incorporation)                     (IRS Employer
                                           Identification Number)



                      245 Winter Street, Waltham, MA 02451
                    (Address of Principal Executive Offices)
                                 (781) 890-1700
              (Registrant's telephone number, including area code)

                     NETEGRITY, INC. 1987 AMENDED STOCK PLAN
                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed             Proposed
Title of                                                 Maximum              Maximum
Securities                 Amount                        Offering             Aggregate                 Amount
  to be                       to be                      Price                Offering               Registration
Registered                 Registered                    Per Share              Price                    Fee

Common Stock,
par value $.01              425,000                   $24.38(1)            $10,361,500(1)            $2,880.50(1)
(need to break out issued and unissued)


(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq SmallCap Market on September 17, 1999.

                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Netegrity, Inc. (the "Company") under Registration Number 33-35318 with respect to securities offered pursuant to the Company's 1987 Amended Stock Plan, as amended, are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit Number    Description

       4          Netegrity, Inc. 1987 Amended Stock Plan, as amended

       5 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation as to the legality of the shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation

      23.1        Consent of PricewaterhouseCoopers LLP

      23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5)

      24          Power of Attorney (contained within signature page)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on September 17, 1999.

                                 NETEGRITY, INC.


                                 By  /s/ James E. Hayden
                                     James E. Hayden
                                     Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James E. Hayden his true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                      Title                                             Date
/s/Barry N. Bycoff                          Director, President, Chief Executive Officer      September 17, 1999
Barry N. Bycoff                             (principal executive officer and accounting
                                            officer)

/s/Stephen L. Watson                        Chairman of the Board of Directors                September 17, 1999
Stephen L. Watson

/s/ James E. Hayden                         Chief Financial Officer, Vice President of        September 17, 1999
James E. Hayden                             Finance and Administration and Treasurer

/s/Eric R. Giler                            Director                                          September 17, 1999
Eric R. Giler

/s/Michael L. Mark                          Director                                          September 17, 1999
Michael L. Mark

/s/James P. McNiel                          Director                                          September 17, 1999
James P. McNiel

/s/Ralph B. Wagner                          Director                                          September 17, 1999
Ralph B. Wagner


                                  EXHIBIT INDEX

Exhibit Number    Description

       4          Netegrity, Inc. 1987 Amended Stock Plan, as amended

       5 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation as to the legality of the shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation

      23.1        Consent of PricewaterhouseCoopers LLP

      23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5)

      24          Power of Attorney (contained within signature page)